UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-02199 (Commission File Number)	39-0126090 (I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 27, 2006, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) by and among Bridas International Holdings Ltd., a British Virgin Islands international business company (“BIH”), Bridas Central Company Ltd., a British Virgin Islands international business company (“BCC”), Associated Petroleum Investors Limited, a British Virgin Islands international business company (“API” and collectively with BIH and BCC, the “Sellers”), and the Company (as Buyer), for the acquisition of all of the outstanding capital stock of DLS Drilling Logistics and Services Corporation, a British Virgin Islands international business company (“DLS”). The Company expects that the purchase price for the DLS stock will consist of:
•	cash consideration payable at closing in the amount of $102.4 million; and

•	2.5 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which shares will be subject to an 18-month escrow arrangement with a third-party escrow agent.
     The Agreement contains customary representations, warranties, covenants and conditions to closing. Among other things, the Company’s obligations under the Agreement are subject to obtaining, on terms acceptable to it, all of the financing it needs in order to consummate the acquisition. The Agreement provides that if the Company is unable to obtain the necessary financing by August 15, 2006, it must pay to the Sellers a cash break-up fee equal to $1.0 million. The Agreement also provides that DLS will bear up to $2.0 million of the legal, accounting and other advisory expenses incurred by either DLS or the Sellers in connection with the negotiation, execution and delivery of the Agreement or otherwise related to the acquisition.
     In addition, the Agreement provides that, as a condition to the Sellers’ obligation to close, the Company must enter into an investors rights agreement with the Sellers. The Company anticipates that, pursuant and subject to the terms, conditions and limitations set forth in the investors rights agreement:
•	upon closing of the Company’s acquisition of DLS, the Sellers shall have the right to designate two nominees for election to the Company’s board of directors; and

•	as promptly as reasonably practicable after such closing, the Company will be required to file with the Securities and Exchange Commission a shelf registration statement registering the offer and resale by the Sellers of all the shares of Common Stock issued to the Sellers pursuant to the Agreement.
Item 8.01 Other Events.
     On April 28, 2006, the Company issued a press release announcing that the Company entered into the Agreement. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99	Press Release, dated April 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: April 28, 2006	By:	/s/ Theodore F. Pound III
		Name:	Theodore F. Pound III
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release, dated April 28, 2006.